UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2015

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0160744
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11119 North Torrey Pines Road, Suite 200	92037
La Jolla, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 15, 2015, the Board of Directors of Ligand Pharmaceuticals Incorporated (the “Company”) approved a share repurchase program authorizing, but not obligating, the repurchase of up to $200 million of the Company’s common stock from time to time over the next three years. The Company expects to acquire shares primarily through open-market transactions and may enter into a Rule 10b5-1 trading plan to facilitate open-market repurchases. The timing and amount of repurchase transactions will be determined by the Company’s management and Board based on its evaluation of market conditions, share price, legal requirements and other factors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: September 16, 2015	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Vice President, General Counsel and Secretary